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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Sonic Automotive, Inc.
Charlotte, North Carolina


We consent to the incorporation by reference in this Registration Statement of Sonic Automotive, Inc. on Form S-3 filed pursuant to Rule 462(b) of (i) our report dated February 16, 1999 on the consolidated financial statements of Sonic Automotive, Inc. and Subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998; (ii) our report dated March 26, 1999 on the combined financial statements of Williams Automotive Group as of and for the year ended December 31, 1998; (iii) our report dated March 16, 1999 on the financial statements of Economy Cars, Inc. as of and for the year ended December 31, 1998; (iv) our report dated March 26, 1999 on the financial statements of Global Imports, Inc. as of and for the year ended December 31, 1998; (v) our report dated March 12, 1999 on the combined financial statements of Newsome Automotive Group as of and for the year ended December 31, 1998; (vi) our report dated March 15, 1999 on the combined financial statements of Lloyd Automotive Group as of and for the year ended December 31, 1998; and
(vii) our report dated March 24, 1999 on the financial statements of Lute Riley Motors, Inc. as of and for the year ended December 31, 1998, all appearing in the Prospectus dated April 8, 1999 that was included in Sonic Automotive, Inc.'s Registration Statement on Form S-3 (Registration Statement No. 333-71803). We also consent to the incorporation by reference in this Registration Statement of Sonic Automotive, Inc. on Form S-3 filed pursuant to Rule 462(b) of our report dated May 22, 1998 on the combined financial statements of Hatfield Automotive Group as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, our report dated June 4, 1998 on the financial statements of Casa Ford of Houston, Inc. as of and for the year ended December 31, 1997 and our report dated August 21, 1998 on the financial statements of Higginbotham Automotive Group as of and for the year ended December 31, 1997, all appearing in the Prospectus dated November 5, 1998 that was included in Sonic Automotive, Inc.'s Registration Statement on Form S-4 (Registration Statement Nos. 333-64397 and 333-64397-001 through 333-64397-044).


We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such S-3 Registration Statement.

DELOITTE & TOUCHE LLP
Charlotte, North Carolina


April 29, 1999